UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 8, 2005 (December 5, 2005)

NATIONAL INTERSTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Interstate Drive

Richfield, Ohio 44286-9000

(Address of principal executive offices including Zip Code)

(330) 659-8900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective January 9, 2006, Gary N. Monda, Vice President and Chief Financial Officer, will become Vice President and Chief Investment Officer of National Interstate Corporation (the “Company”) and will no longer serve as the Company’s Principal Financial Officer.

(c) The Company has appointed Julie A. McGraw, 41, Vice President and Chief Financial Officer. This appointment will be effective January 9, 2006. With this appointment, Ms. McGraw will become the Company’s Principal Financial and Accounting Officer.

Ms. McGraw comes to the Company from HMI Industries, Inc. where she served as Vice President, Chief Financial Officer and Treasurer from March 2000 to early January 2006. Prior to her position as Vice President, Chief Financial Officer and Treasurer, Ms. McGraw served from December 1998 to March 2000 as Vice President, Corporate Controller and Chief Accounting Officer of HMI Industries, Inc. Ms. McGraw joined HMI Industries, Inc. in July 1996 as the Assistant Controller.

The Company has not entered into any employment agreements with Ms. McGraw.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of National Interstate Corporation dated December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Paul F. Haffner
Paul F. Haffner
Vice President, General Counsel and Secretary

Date: December 8, 2005